P R E S S R E L E A S E
Vornado Announces Third Quarter 2023 Financial Results
New York City | October 30, 2023
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended September 30, 2023 Financial Results
NET INCOME attributable to common shareholders for the quarter ended September 30, 2023 was $52,846,000, or $0.28 per diluted share, compared to $7,769,000, or $0.04 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarter ended September 30, 2023 was $12,845,000, or $0.07 per diluted share, and $37,429,000, or $0.19 per diluted share for the quarter ended September 30, 2022.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended September 30, 2023 was $119,487,000, or $0.62 per diluted share, compared to $152,461,000, or $0.79 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended September 30, 2023 was $127,241,000, or $0.66 per diluted share, and $157,350,000, or $0.81 per diluted share for the quarter ended September 30, 2022.
Nine Months Ended September 30, 2023 Financial Results
NET INCOME attributable to common shareholders for the nine months ended September 30, 2023 was $104,391,000, or $0.54 per diluted share, compared to $84,665,000, or $0.44 per diluted share, for the nine months ended September 30, 2022. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the nine months ended September 30, 2023 was $43,246,000, or $0.22 per diluted share, and $106,652,000, or $0.56 per diluted share, for the nine months ended September 30, 2022.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the nine months ended September 30, 2023 was $382,658,000, or $1.97 per diluted share, compared to $462,463,000, or $2.39 per diluted share, for the nine months ended September 30, 2022. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the nine months ended September 30, 2023 was $384,371,000, or $1.98 per diluted share, and $469,851,000, or $2.43 per diluted share, for the nine months ended September 30, 2022.

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The following table reconciles net income attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net income attributable to common shareholders	$52,846	$7,769	$104,391	$84,665
Per diluted share	$0.28	$0.04	$0.54	$0.44

Certain (income) expense items that impact net income attributable to common shareholders:
Net gain on contribution of Pier 94 leasehold interest to joint venture	$(35,968)	$—	$(35,968)	$—
After-tax net gain on sale of The Armory Show	(17,076)	—	(17,076)	—
Deferred tax liability on our investment in The Farley Building (held through a taxable REIT subsidiary)	3,115	3,776	8,196	10,183
Our share of Alexander's, Inc. ("Alexander's") gain on sale of Rego Park III land parcel	—	—	(16,396)	—
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	—	—	(6,173)	(6,085)
Other	5,954	28,090	48	19,784
	(43,975)	31,866	(67,369)	23,882
Noncontrolling interests' share of above adjustments	3,974	(2,206)	6,224	(1,895)
Total of certain (income) expense items that impact net income attributable to common shareholders	$(40,001)	$29,660	$(61,145)	$21,987
Per diluted share (non-GAAP)	$(0.21)	$0.15	$(0.32)	$0.12

Net income attributable to common shareholders, as adjusted (non-GAAP)	$12,845	$37,429	$43,246	$106,652
Per diluted share (non-GAAP)	$0.07	$0.19	$0.22	$0.56
The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$119,487	$152,461	$382,658	$462,463
Per diluted share (non-GAAP)	$0.62	$0.79	$1.97	$2.39

Certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions:
Deferred tax liability on our investment in The Farley Building (held through a taxable REIT subsidiary)	$3,115	$3,776	$8,196	$10,183
After-tax net gain on sale of 220 CPS condominium units and ancillary amenities	—	—	(6,173)	(6,085)
Other	5,330	1,477	(167)	3,840
	8,445	5,253	1,856	7,938
Noncontrolling interests' share of above adjustments	(691)	(364)	(143)	(550)
Total of certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions, net	$7,754	$4,889	$1,713	$7,388
Per diluted share (non-GAAP)	$0.04	$0.02	$0.01	$0.04

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$127,241	$157,350	$384,371	$469,851
Per diluted share (non-GAAP)	$0.66	$0.81	$1.98	$2.43
________________________________
(1)See page 12 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and nine months ended September 30, 2023 and 2022.

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FFO, as Adjusted Bridge - Q3 2023 vs. Q3 2022
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2022 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2023:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months September 30, 2022	$157.4	$0.81

(Decrease) increase in FFO, as adjusted due to:
Prior period accrual adjustments recorded in Q3 2022 related to changes in the tax assessed value of THE MART	(11.9)
Increase in interest expense, net of increase in interest income	(7.3)
Stock compensation expense on the June 2023 grant	(6.1)
FFO from sold properties	(4.9)
Other, net	0.1
	(30.1)
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	(0.1)
Net decrease	(30.2)	(0.15)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2023	$127.2	$0.66
See page 12 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and nine months ended September 30, 2023 and 2022. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on the previous page.

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Sunset Pier 94 Studios Joint Venture:
On August 28, 2023, we, together with Hudson Pacific Properties and Blackstone Inc., formed a joint venture (“Pier 94 JV”) to develop a 266,000 square foot purpose-built studio campus at Pier 94 in Manhattan (“Sunset Pier 94 Studios”). In connection therewith:
•We contributed our Pier 94 leasehold interest to the joint venture in exchange for a 49.9% common equity interest and an initial capital account of $47,944,000, comprised of (i) the $40,000,000 value of our Pier 94 leasehold interest contribution and (ii) a $7,944,000 credit for pre-development costs incurred. Hudson Pacific Properties (“HPP”) and Blackstone Inc. (together, “HPP/BX”) received an aggregate 50.1% common equity interest in Pier 94 JV and an initial capital account of $22,976,000 in exchange for (i) a $15,000,000 cash contribution upon the joint venture’s formation and (ii) a $7,976,000 credit for pre-development costs incurred. HPP/BX will fund 100% of cash contributions until such time that its capital account is equal to Vornado’s, after which equity will be funded in accordance with each partner’s respective ownership interest.
•The lease of Pier 94 with the City of New York was amended and restated to allow for the contribution to Pier 94 JV and to remove Pier 92 from the lease’s demised premises. The amended and restated lease expires in 2060 with five 10-year renewal options.
•Pier 94 JV closed on a $183,200,000 construction loan facility ($100,000 outstanding as of September 30, 2023) which bears interest at SOFR plus 4.75% and matures in September 2025, with one one-year as-of-right extension option and two one-year extension options subject to certain conditions. VRLP and the other partners provided a joint and several completion guarantee.
The development cost of the project is estimated to be $350,000,000, which will be funded with $183,200,000 of construction financing (described above) and $166,800,000 of equity contributions. Our share of equity contributions will be funded by (i) our $40,000,000 Pier 94 leasehold interest contribution and (ii) $34,000,000 of cash contributions, which are net of an estimated $9,000,000 for our share of development fees and reimbursement for overhead costs incurred by us.
Upon contribution of the Pier 94 leasehold, we recognized a $35,968,000 net gain primarily due to the step-up of our retained investment in the leasehold interest to fair value. The net gain was included in “net gains on disposition of wholly owned and partially owned assets” on our consolidated statements of income for the three and nine months ended September 30, 2023.
Dividends/Share Repurchase Program:
On April 26, 2023, we announced the postponement of dividends on our common shares until the end of 2023, at which time, upon finalization of our 2023 taxable income, including the impact of asset sales, we will pay the 2023 dividend in either (i) cash, or (ii) a combination of cash and securities, as determined by our Board of Trustees. Cash retained from dividends or from asset sales will be used to reduce debt and/or to fund the share repurchase program discussed below.
We also announced that our Board of Trustees has authorized the repurchase of up to $200,000,000 of our outstanding common shares under a newly established share repurchase program.
During the three months ended September 30, 2023, we repurchased 302,200 common shares for $5,927,000 at an average price per share of $19.61. In total, we have repurchased 2,024,495 common shares under the program at an average price per share of $14.40. As of September 30, 2023, $170,857,000 remained available and authorized for repurchases.

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350 Park Avenue:
On January 24, 2023, we and the Rudin family (“Rudin”) completed agreements with Citadel Enterprise Americas LLC (“Citadel”) and with an affiliate of Kenneth C. Griffin, Citadel’s Founder and CEO (“KG”), for a series of transactions relating to 350 Park Avenue and 40 East 52nd Street.
Pursuant to the agreements, Citadel master leases 350 Park Avenue, a 585,000 square foot Manhattan office building, on an “as is” basis for ten years, with an initial annual net rent of $36,000,000. Per the terms of the lease, no tenant allowance or free rent was provided. Citadel has also master leased Rudin’s adjacent property at 40 East 52nd Street (390,000 square feet).
In addition, we entered into a joint venture with Rudin (the “Vornado/Rudin JV”) which was formed to purchase 39 East 51st Street. Upon formation of the KG joint venture described below, 39 East 51st Street will be combined with 350 Park Avenue and 40 East 52nd Street to create a premier development site (collectively, the “Site”). On June 20, 2023, the Vornado/Rudin JV completed the purchase of 39 East 51st Street for $40,000,000, which was funded on a 50/50 basis by Vornado and Rudin.
From October 2024 to June 2030, KG will have the option to either:
•acquire a 60% interest in a joint venture with the Vornado/Rudin JV that would value the Site at $1.2 billion ($900,000,000 to Vornado and $300,000,000 to Rudin) and build a new 1,700,000 square foot office tower (the “Project”) pursuant to East Midtown Subdistrict zoning with the Vornado/Rudin JV as developer. KG would own 60% of the joint venture and the Vornado/Rudin JV would own 40% (with Vornado owning 36% and Rudin owning 4% of the joint venture along with a $250,000,000 preferred equity interest in the Vornado/Rudin JV).
◦at the joint venture formation, Citadel or its affiliates will execute a pre-negotiated 15-year anchor lease with renewal options for approximately 850,000 square feet (with expansion and contraction rights) at the Project for its primary office in New York City;
◦the rent for Citadel’s space will be determined by a formula based on a percentage return (that adjusts based on the actual cost of capital) on the total Project cost;
◦the master leases will terminate at the scheduled commencement of demolition;
•or, exercise an option to purchase the Site for $1.4 billion ($1.085 billion to Vornado and $315,000,000 to Rudin), in which case the Vornado/Rudin JV would not participate in the new development.
Further, the Vornado/Rudin JV will have the option from October 2024 to September 2030 to put the Site to KG for $1.2 billion ($900,000,000 to Vornado and $300,000,000 to Rudin). For ten years following any put option closing, unless the put option is exercised in response to KG’s request to form the joint venture or KG makes a $200,000,000 termination payment, the Vornado/Rudin JV will have the right to invest in a joint venture with KG on the terms described above if KG proceeds with development of the Site.
Dispositions:
Alexander's
On May 19, 2023, Alexander's completed the sale of the Rego Park III land parcel, located in Queens, New York, for $71,060,000, inclusive of consideration for Brownfield tax benefits and reimbursement of costs for plans, specifications and improvements to date. As a result of the sale, we recognized our $16,396,000 share of the net gain and received a $711,000 sales commission from Alexander’s, of which $250,000 was paid to a third-party broker.
The Armory Show
On July 3, 2023, we completed the sale of The Armory Show, located in New York, for $24,410,000, subject to certain post-closing adjustments, and realized net proceeds of $22,489,000. In connection with the sale, we recognized a net gain of $20,181,000 which is included in “net gains on disposition of wholly owned and partially owned assets” on our consolidated statements of income.
Manhattan Retail Properties Sale
On August 10, 2023, we completed the sale of four Manhattan retail properties located at 510 Fifth Avenue, 148–150 Spring Street, 443 Broadway and 692 Broadway for $100,000,000 and realized net proceeds of $95,450,000. In connection with the sale, we recognized an impairment loss of $625,000 which is included in “transaction related costs and other” on our consolidated statements of income.

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Financings:
150 West 34th Street
On January 9, 2023, our $105,000,000 participation in the $205,000,000 mortgage loan on 150 West 34th Street was repaid, which reduced “other assets” and “mortgages payable, net” on our consolidated balance sheets by $105,000,000.
On October 4, 2023, we completed a $75,000,000 refinancing of 150 West 34th Street, of which $25,000,000 is recourse to the Operating Partnership. The interest-only loan bears a rate of SOFR plus 2.15% and matures in February 2025, with three one-year as-of-right extension options and an additional one-year extension option available subject to satisfying a loan-to-value test. The interest rate on the loan is subject to an interest rate cap arrangement with a SOFR strike rate of 5.00%, which matures in February 2026. The loan replaces the previous $100,000,000 loan, which bore interest at SOFR plus 1.86%.
697-703 Fifth Avenue (Fifth Avenue and Times Square JV)
On June 14, 2023, the Fifth Avenue and Times Square JV completed a restructuring of the 697-703 Fifth Avenue $421,000,000 non-recourse mortgage loan, which matured in December 2022. The restructured $355,000,000 loan, which had its principal reduced through an application of property-level reserves and funds from the partners, was split into (i) a $325,000,000 senior note, which bears interest at SOFR plus 2.00%, and (ii) a $30,000,000 junior note, which accrues interest at a fixed rate of 4.00%. The restructured loan matures in March 2028, as fully extended. Any amounts funded for future re-leasing of the property will be senior to the $30,000,000 junior note.
512 West 22nd Street
On June 28, 2023, a joint venture, in which we have a 55% interest, completed a $129,250,000 refinancing of 512 West 22nd Street, a 173,000 square foot Manhattan office building. The interest-only loan bears a rate of SOFR plus 2.00% in year one and SOFR plus 2.35% thereafter. The loan matures in June 2025 with a one-year extension option subject to debt service coverage ratio, loan-to-value and debt yield requirements. The loan replaces the previous $137,124,000 loan that bore interest at LIBOR plus 1.85% and had an initial maturity of June 2023. In addition, the joint venture entered into the interest rate cap arrangement detailed in the table below.
825 Seventh Avenue
On July 24, 2023, a joint venture, in which we have a 50% interest, completed a $54,000,000 refinancing of the office condominium of 825 Seventh Avenue, a 173,000 square foot Manhattan office and retail building. The interest-only loan bears a rate of SOFR plus 2.75%, with a 30 basis point reduction available upon satisfaction of certain leasing conditions, and matures in January 2026. The loan replaces the previous $60,000,000 loan that bore interest at LIBOR plus 2.35% and was scheduled to mature in July 2023.
Interest Rate Swap and Cap Arrangements
We entered into the following interest rate swap and cap arrangements during the nine months ended September 30, 2023:

(Amounts in thousands)	Notional Amount (at share)	All-In Swapped Rate	Expiration Date	Variable Rate Spread
Interest rate swaps:
555 California Street (effective 05/24)	$840,000	6.03%	05/26	S+205
Unsecured term loan(1) (effective 10/23)	150,000	5.12%	07/25	S+129

		Index Strike Rate
Interest rate caps:
1290 Avenue of the Americas (70.0% interest) (effective 11/23)(2)	$665,000	1.00%	11/25	S+162
One Park Avenue (effective 3/24)	525,000	3.89%	03/25	S+122
731 Lexington Avenue office condominium (32.4% interest)	162,000	6.00%	06/24	Prime + 0
640 Fifth Avenue (52.0% interest)	259,925	4.00%	05/24	S+111
512 West 22nd Street (55.0% interest)	71,088	4.50%	06/25	S+200
________________________________
(1)In addition to the swap disclosed above, the unsecured term loan, which matures in December 2027, is subject to various interest rate swap arrangements that were entered into in prior periods. The table below summarizes the impact of the swap arrangements on the unsecured term loan.

	Swapped Balance	All-In Swapped Rate	Unswapped Balance (bears interest at S+129)
Through 10/23	$800,000	4.04%	$—
10/23 through 07/25	700,000	4.52%	100,000
07/25 through 10/26	550,000	4.35%	250,000
10/26 through 08/27	50,000	4.03%	750,000
(2)In connection with the arrangement, we made a $63,100 up-front payment, of which $18,930 is attributable to noncontrolling interests.

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Leasing Activity:
The leasing activity and related statistics below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.
For the Three Months Ended September 30, 2023:
•236,000 square feet of New York Office space (190,000 square feet at share) at an initial rent of $93.33 per square foot and a weighted average lease term of 7.9 years. The changes in the GAAP and cash mark-to-market rent on the 176,000 square feet of second generation space were negative 0.3% and negative 2.5%, respectively. Tenant improvements and leasing commissions were $12.87 per square foot per annum, or 13.8% of initial rent.
•29,000 square feet of New York Retail space (21,000 square feet at share) at an initial rent of $373.28 per square foot and a weighted average lease term of 8.4 years. The changes in the GAAP and cash mark-to-market rent on the 9,000 square feet of second generation space were positive 31.3% and positive 33.5%, respectively. Tenant improvements and leasing commissions were $26.02 per square foot per annum, or 7.0% of initial rent.
•68,000 square feet at THE MART (63,000 square feet at share) at an initial rent of $54.71 per square foot and a weighted average lease term of 5.2 years. The changes in the GAAP and cash mark-to-market rent on the 40,000 square feet of second generation space were negative 9.0% and negative 10.4%, respectively. Tenant improvements and leasing commissions were $10.46 per square foot per annum, or 19.1% of initial rent.
For the Nine Months Ended September 30, 2023:
•1,292,000 square feet of New York Office space (1,186,000 square feet at share) at an initial rent of $97.99 per square foot and a weighted average lease term of 9.5 years. The changes in the GAAP and cash mark-to-market rent on the 1,027,000 square feet of second generation space were positive 7.3% and positive 1.6%, respectively. Tenant improvements and leasing commissions were $5.66 per square foot per annum, or 5.8% of initial rent.
•259,000 square feet of New York Retail space (200,000 square feet at share) at an initial rent of $116.03 per square foot and a weighted average lease term of 5.6 years. The changes in the GAAP and cash mark-to-market rent on the 113,000 square feet of second generation space were positive 17.0% and positive 15.4%, respectively. Tenant improvements and leasing commissions were $19.01 per square foot per annum, or 16.4% of initial rent.
•176,000 square feet at THE MART (171,000 square feet at share) at an initial rent of $55.87 per square foot and a weighted average lease term of 5.7 years. The changes in the GAAP and cash mark-to-market rent on the 112,000 square feet of second generation space were negative 5.9% and negative 9.8%, respectively. Tenant improvements and leasing commissions were $8.49 per square foot per annum, or 15.2% of initial rent.
•10,000 square feet at 555 California Street (7,000 square feet at share) at an initial rent of $134.70 per square foot and a weighted average lease term of 5.9 years. The changes in the GAAP and cash mark-to-market rent on the 4,000 square feet of second generation space were positive 12.8% and positive 2.4%, respectively. Tenant improvements and leasing commissions were $22.92 per square foot per annum, or 17.0% of initial rent.
Occupancy:

(At Vornado's share)	New York			THE MART	555 California Street
	Total	Office	Retail
Occupancy as of September 30, 2023	89.9%	91.6%	74.3%	76.8%	94.5%
Same Store Net Operating Income ("NOI") At Share:

	Total	New York	THE MART(1)	555 California Street(2)
Same store NOI at share % (decrease) increase(3):
Three months ended September 30, 2023 compared to September 30, 2022	(3.0)%	4.0%	(54.0)%	2.9%
Nine months ended September 30, 2023 compared to September 30, 2022	1.1%	2.8%	(35.5)%	32.2%
Three months ended September 30, 2023 compared to June 30, 2023	(6.6)%	(1.3)%	(8.5)%	(47.2)%

Same store NOI at share - cash basis % (decrease) increase(3):
Three months ended September 30, 2023 compared to September 30, 2022	(4.7)%	2.1%	(53.7)%	3.7%
Nine months ended September 30, 2023 compared to September 30, 2022	1.1%	3.1%	(38.2)%	34.7%
Three months ended September 30, 2023 compared to June 30, 2023	(7.0)%	(1.8)%	(6.2)%	(45.6)%
____________________
(1)The third quarter of 2022 includes prior period accrual adjustments related to changes in the tax-assessed value of THE MART.
(2)The second quarter of 2023 includes our $14,103,000 share of the receipt of a tenant settlement, net of legal expenses.
(3)See pages 14 through 19 for same store NOI at share and same store NOI at share - cash basis reconciliations.

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NOI At Share:
The elements of our New York and Other NOI at share for the three and nine months ended September 30, 2023 and 2022 and the three months ended June 30, 2023 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2023
	2023	2022		2023	2022
NOI at share:
New York:
Office(1)	$183,919	$174,790	$186,042	$544,231	$534,641
Retail	46,559	52,127	47,428	141,183	155,670
Residential	5,570	4,598	5,467	16,495	14,622
Alexander's	9,586	9,639	9,429	28,085	27,980
Total New York	245,634	241,154	248,366	729,994	732,913
Other:
THE MART(2)	15,132	35,769	16,462	47,003	75,630
555 California Street(3)	16,564	16,092	31,347	64,840	49,051
Other investments	3,665	4,074	5,464	14,280	12,699
Total Other	35,361	55,935	53,273	126,123	137,380

NOI at share	$280,995	$297,089	$301,639	$856,117	$870,293
________________________________
See notes below.
NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share - cash basis for the three and nine months ended September 30, 2023 and 2022 and the three months ended June 30, 2023 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2023
	2023	2022		2023	2022
NOI at share - cash basis:
New York:
Office(1)	$179,838	$174,606	$181,253	$543,172	$532,759
Retail	45,451	48,096	44,956	134,441	142,678
Residential	5,271	4,556	5,129	15,451	13,554
Alexander's	10,284	10,434	10,231	30,376	30,296
Total New York	240,844	237,692	241,569	723,440	719,287
Other:
THE MART(2)	15,801	36,772	16,592	47,068	78,749
555 California Street(3)	17,552	16,926	32,284	67,554	50,141
Other investments	3,818	4,280	5,624	14,557	13,292
Total Other	37,171	57,978	54,500	129,179	142,182

NOI at share - cash basis	$278,015	$295,670	$296,069	$852,619	$861,469
________________________________
(1)Includes Building Maintenance Services NOI of $7,752, $7,043, $6,797, $20,838 and $19,293, respectively, for the three months ended September 30, 2023 and 2022 and June 30, 2023 and the nine months ended September 30, 2023 and 2022.
(2)The third quarter of 2022 includes prior period accrual adjustments related to changes in the tax-assessed value of THE MART.
(3)The nine months ended September 30, 2023 includes our $14,103 share of the receipt of a tenant settlement, net of legal expenses.

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Active Development/Redevelopment Summary as of September 30, 2023:

(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
New York segment:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Stabilization Year
PENN District:
PENN 2 - as expanded	1,795,000	$750,000		$582,671	$167,329	2025	9.5%
PENN 1 (including LIRR Concourse Retail)(1)	2,558,000	450,000		415,663	34,337	N/A	13.2%	(1)(2)
Districtwide Improvements	N/A	100,000		45,490	54,510	N/A	N/A
Total PENN District		1,300,000	(3)	1,043,824	256,176		10.1%

Sunset Pier 94 Studios (49.9% interest)(4)	266,000	125,000		7,994	117,006	2026	10.3%

Total Active Development Projects		$1,425,000		$1,051,818	$373,182
________________________________
(1)Property is ground leased through 2098, as fully extended. Fair market value resets occur in 2023, 2048 and 2073. The 13.2% projected return is before the ground rent reset in June 2023, which has yet to be determined and may be material.
(2)Projected to be achieved as pre-redevelopment leases roll, which have an approximate average remaining term of 3.5 years.
(3)Excluding debt and equity carry.
(4)Represents our 49.9% share of the $350,000 development budget and excludes the $40,000 value of our contributed leasehold interest. $34,000 will be funded via cash contributions. See page 4 for further details.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, October 31, 2023 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international) and entering the passcode 6920837. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions, including the form of any 2023 dividend payments, and the amount and form of potential share repurchases and/or asset sales. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2022. Currently, some of the factors are the impacts of the increase in interest rates and inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general.

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 19

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	September 30, 2023	December 31, 2022
ASSETS
Real estate, at cost:
Land	$2,457,589	$2,451,828	$5,761
Buildings and improvements	9,887,787	9,804,204	83,583
Development costs and construction in progress	1,257,886	933,334	324,552
Leasehold improvements and equipment	129,385	125,389	3,996
Total	13,732,647	13,314,755	417,892
Less accumulated depreciation and amortization	(3,698,582)	(3,470,991)	(227,591)
Real estate, net	10,034,065	9,843,764	190,301
Right-of-use assets	679,119	684,380	(5,261)
Cash, cash equivalents, restricted cash and investments in U.S. Treasury bills:
Cash and cash equivalents	1,000,362	889,689	110,673
Restricted cash	262,118	131,468	130,650
Investments in U.S. Treasury bills	—	471,962	(471,962)
Total	1,262,480	1,493,119	(230,639)
Tenant and other receivables	88,438	81,170	7,268
Investments in partially owned entities	2,670,782	2,665,073	5,709
220 CPS condominium units ready for sale	40,198	43,599	(3,401)
Receivable arising from the straight-lining of rents	697,486	694,972	2,514
Deferred leasing costs, net	355,307	373,555	(18,248)
Identified intangible assets, net	130,086	139,638	(9,552)
Other assets	494,582	474,105	20,477
Total assets	$16,452,543	$16,493,375	$(40,832)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$5,714,761	$5,829,018	$(114,257)
Senior unsecured notes, net	1,193,362	1,191,832	1,530
Unsecured term loan, net	794,212	793,193	1,019
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	728,468	735,969	(7,501)
Accounts payable and accrued expenses	452,853	450,881	1,972
Deferred revenue	34,083	39,882	(5,799)
Deferred compensation plan	100,485	96,322	4,163
Other liabilities	316,094	268,166	47,928
Total liabilities	9,909,318	9,980,263	(70,945)
Redeemable noncontrolling interests	474,004	436,732	37,272
Shareholders' equity	5,810,777	5,839,728	(28,951)
Noncontrolling interests in consolidated subsidiaries	258,444	236,652	21,792
Total liabilities, redeemable noncontrolling interests and equity	$16,452,543	$16,493,375	$(40,832)

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 19

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$450,995	$457,431	$1,369,277	$1,353,055

Net income	$59,570	$20,112	$133,501	$142,390
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	13,541	3,792	26,250	(4,756)
Operating Partnership	(4,736)	(606)	(8,773)	(6,382)
Net income attributable to Vornado	68,375	23,298	150,978	131,252
Preferred share dividends	(15,529)	(15,529)	(46,587)	(46,587)
Net income attributable to common shareholders	$52,846	$7,769	$104,391	$84,665

Income per common share - basic:
Net income per common share	$0.28	$0.04	$0.55	$0.44
Weighted average shares outstanding	190,364	191,793	191,228	191,756

Income per common share - diluted:
Net income per common share	$0.28	$0.04	$0.54	$0.44
Weighted average shares outstanding	192,921	192,018	193,845	192,042

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$119,487	$152,461	$382,658	$462,463
Per diluted share (non-GAAP)	$0.62	$0.79	$1.97	$2.39

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$127,241	$157,350	$384,371	$469,851
Per diluted share (non-GAAP)	$0.66	$0.81	$1.98	$2.43

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	193,036	193,808	194,012	193,429
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. The Company also uses FFO attributable to common shareholders plus assumed conversions, as adjusted for certain items that impact the comparability of period to period FFO, as one of several criteria to determine performance-based compensation for senior management. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS
The following table reconciles net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net income attributable to common shareholders	$52,846	$7,769	$104,391	$84,665
Per diluted share	$0.28	$0.04	$0.54	$0.44

FFO adjustments:
Depreciation and amortization of real property	$97,809	$122,438	$287,523	$335,020
Real estate impairment losses	625	—	625	—
Net gain on sale of real estate	(53,045)	—	(53,305)	(28,354)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	26,765	32,584	80,900	98,404
Net loss (gain) on sale of real estate	—	6	(16,545)	(169)
	72,154	155,028	299,198	404,901
Noncontrolling interests' share of above adjustments	(5,900)	(10,731)	(22,156)	(28,018)
FFO adjustments, net	$66,254	$144,297	$277,042	$376,883

FFO attributable to common shareholders	$119,100	$152,066	$381,433	$461,548
Impact of assumed conversion of dilutive convertible securities	387	395	1,225	915
FFO attributable to common shareholders plus assumed conversions	$119,487	$152,461	$382,658	$462,463
Per diluted share	$0.62	$0.79	$1.97	$2.39

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	190,364	191,793	191,228	191,756
Effect of dilutive securities:
Convertible securities	2,227	1,790	2,621	1,407
Share-based payment awards	445	225	163	266
Denominator for FFO per diluted share	193,036	193,808	194,012	193,429

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below is a reconciliation of net income to NOI at share and NOI at share - cash basis for the three and nine months ended September 30, 2023 and 2022 and the three months ended June 30, 2023.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2023
	2023	2022		2023	2022
Net income	$59,570	$20,112	$62,733	$133,501	$142,390
Depreciation and amortization expense	110,349	134,526	107,162	324,076	370,631
General and administrative expense	35,838	29,174	39,410	116,843	102,292
Transaction related costs and other	813	996	30	1,501	4,961
Income from partially owned entities	(18,269)	(24,341)	(37,272)	(72,207)	(83,775)
(Income) loss from real estate fund investments	(1,783)	111	102	(1,662)	(5,421)
Interest and other investment income, net	(12,934)	(5,228)	(13,255)	(35,792)	(9,282)
Interest and debt expense	88,126	76,774	87,165	261,528	191,523
Net gains on disposition of wholly owned and partially owned assets	(56,136)	—	(936)	(64,592)	(35,384)
Income tax expense	11,684	3,711	4,497	20,848	14,686
NOI from partially owned entities	72,100	76,020	70,745	210,942	228,772
NOI attributable to noncontrolling interests in consolidated subsidiaries	(8,363)	(14,766)	(18,742)	(38,869)	(51,100)
NOI at share	280,995	297,089	301,639	856,117	870,293
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(2,980)	(1,419)	(5,570)	(3,498)	(8,824)
NOI at share - cash basis	$278,015	$295,670	$296,069	$852,619	$861,469
NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share - cash basis to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2023 compared to September 30, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended September 30, 2023	$280,995	$245,634	$15,132	$16,564	$3,665
Less NOI at share from:
Dispositions	(164)	(440)	276	—	—
Development properties	(4,724)	(4,724)	—	—	—
Other non-same store income, net	(4,774)	(1,109)	—	—	(3,665)
Same store NOI at share for the three months ended September 30, 2023	$271,333	$239,361	$15,408	$16,564	$—

NOI at share for the three months ended September 30, 2022	$297,089	$241,154	$35,769	$16,092	$4,074
Less NOI at share from:
Dispositions	(5,040)	(2,748)	(2,292)	—	—
Development properties	(4,549)	(4,549)	—	—	—
Other non-same store income, net	(7,679)	(3,605)	—	—	(4,074)
Same store NOI at share for the three months ended September 30, 2022	$279,821	$230,252	$33,477	$16,092	$—

(Decrease) increase in same store NOI at share	$(8,488)	$9,109	$(18,069)	$472	$—

% (decrease) increase in same store NOI at share	(3.0)%	4.0%	(54.0)%	2.9%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2023 compared to September 30, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2023	$278,015	$240,844	$15,801	$17,552	$3,818
Less NOI at share - cash basis from:
Dispositions	(274)	(487)	213	—	—
Development properties	(4,131)	(4,131)	—	—	—
Other non-same store income, net	(8,379)	(4,561)	—	—	(3,818)
Same store NOI at share - cash basis for the three months ended September 30, 2023	$265,231	$231,665	$16,014	$17,552	$—

NOI at share - cash basis for the three months ended September 30, 2022	$295,670	$237,692	$36,772	$16,926	$4,280
Less NOI at share - cash basis from:
Dispositions	(4,857)	(2,655)	(2,202)	—	—
Development properties	(4,943)	(4,943)	—	—	—
Other non-same store income, net	(7,520)	(3,240)	—	—	(4,280)
Same store NOI at share - cash basis for the three months ended September 30, 2022	$278,350	$226,854	$34,570	$16,926	$—

(Decrease) increase in same store NOI at share - cash basis	$(13,119)	$4,811	$(18,556)	$626	$—

% (decrease) increase in same store NOI at share - cash basis	(4.7)%	2.1%	(53.7)%	3.7%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the nine months ended September 30, 2023 compared to September 30, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the nine months ended September 30, 2023	$856,117	$729,994	$47,003	$64,840	$14,280
Less NOI at share from:
Dispositions	(1,301)	(1,577)	276	—	—
Development properties	(19,864)	(19,864)	—	—	—
Other non-same store (income) expense, net	(12,919)	1,361	—	—	(14,280)
Same store NOI at share for the nine months ended September 30, 2023	$822,033	$709,914	$47,279	$64,840	$—

NOI at share for the nine months ended September 30, 2022	$870,293	$732,913	$75,630	$49,051	$12,699
Less NOI at share from:
Dispositions	(12,833)	(10,541)	(2,292)	—	—
Development properties	(20,251)	(20,251)	—	—	—
Other non-same store income, net	(24,402)	(11,703)	—	—	(12,699)
Same store NOI at share for the nine months ended September 30, 2022	$812,807	$690,418	$73,338	$49,051	$—

Increase (decrease) in same store NOI at share	$9,226	$19,496	$(26,059)	$15,789	$—

% increase (decrease) in same store NOI at share	1.1%	2.8%	(35.5)%	32.2%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 16 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the nine months ended September 30, 2023 compared to September 30, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the nine months ended September 30, 2023	$852,619	$723,440	$47,068	$67,554	$14,557
Less NOI at share - cash basis from:
Dispositions	(1,824)	(2,037)	213	—	—
Development properties	(17,588)	(17,588)	—	—	—
Other non-same store income, net	(20,589)	(6,032)	—	—	(14,557)
Same store NOI at share - cash basis for the nine months ended September 30, 2023	$812,618	$697,783	$47,281	$67,554	$—

NOI at share - cash basis for the nine months ended September 30, 2022	$861,469	$719,287	$78,749	$50,141	$13,292
Less NOI at share - cash basis from:
Dispositions	(13,302)	(11,100)	(2,202)	—	—
Development properties	(19,319)	(19,319)	—	—	—
Other non-same store income, net	(25,320)	(12,028)	—	—	(13,292)
Same store NOI at share - cash basis for the nine months ended September 30, 2022	$803,528	$676,840	$76,547	$50,141	$—

Increase (decrease) in same store NOI at share - cash basis	$9,090	$20,943	$(29,266)	$17,413	$—

% increase (decrease) in same store NOI at share - cash basis	1.1%	3.1%	(38.2)%	34.7%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 17 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2023 compared to June 30, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended September 30, 2023	$280,995	$245,634	$15,132	$16,564	$3,665
Less NOI at share from:
Dispositions	(164)	(440)	276	—	—
Development properties	(4,724)	(4,724)	—	—	—
Other non-same store income, net	(4,414)	(749)	—	—	(3,665)
Same store NOI at share for the three months ended September 30, 2023	$271,693	$239,721	$15,408	$16,564	$—

NOI at share for the three months ended June 30, 2023	$301,639	$248,366	$16,462	$31,347	$5,464
Less NOI at share from:
Dispositions	(181)	(567)	386	—	—
Development properties	(4,206)	(4,206)	—	—	—
Other non-same store income, net	(6,298)	(834)	—	—	(5,464)
Same store NOI at share for the three months ended June 30, 2023	$290,954	$242,759	$16,848	$31,347	$—

Decrease in same store NOI at share	$(19,261)	$(3,038)	$(1,440)	$(14,783)	$—

% decrease in same store NOI at share	(6.6)%	(1.3)%	(8.5)%	(47.2)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 18 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2023 compared to June 30, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2023	$278,015	$240,844	$15,801	$17,552	$3,818
Less NOI at share - cash basis from:
Dispositions	(274)	(487)	213	—	—
Development properties	(4,131)	(4,131)	—	—	—
Other non-same store income, net	(8,019)	(4,201)	—	—	(3,818)
Same store NOI at share - cash basis for the three months ended September 30, 2023	$265,591	$232,025	$16,014	$17,552	$—

NOI at share - cash basis for the three months ended June 30, 2023	$296,069	$241,569	$16,592	$32,284	$5,624
Less NOI at share - cash basis from:
Dispositions	(345)	(822)	477	—	—
Development properties	(4,389)	(4,389)	—	—	—
Other non-same store income, net	(5,780)	(156)	—	—	(5,624)
Same store NOI at share - cash basis for the three months ended June 30, 2023	$285,555	$236,202	$17,069	$32,284	$—

Decrease in same store NOI at share - cash basis	$(19,964)	$(4,177)	$(1,055)	$(14,732)	$—

% decrease in same store NOI at share - cash basis	(7.0)%	(1.8)%	(6.2)%	(45.6)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 19 OF 19